EX. 14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
JNL Series Trust:

We consent to the use of our report dated February 28, 2014 with respect to the financial statements of JNL/Lazard Emerging Markets Fund, a series of JNL Series Trust as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Combined Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
January 16, 2015
Chicago, Illinois

Consent of Independent Registered Public Accounting Firm

The Board of Trustees
Curian Variable Series Trust:

We consent to the use of our report dated February 27, 2014 with respect to the financial statements of Curian/Aberdeen Latin America Fund, Curian/Ashmore Emerging Market Small Cap Equity Fund, and Curian/Schroder Emerging Europe Fund, each a series of Curian Variable Series Trust as of December 31, 2013,  incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Combined Proxy Statement and Prospectus filed on form N-14.

/s/ KPMG LLP
January 16, 2015
Chicago, Illinois